Exhibit 10(f)



                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made effective as of the 10th day of March, 2000, by and between RELM COMMUNICATIONS, INC., RELM WIRELESS CORPORATION ("Relm Wireless"), RXD, INC. (jointly, severally and collectively, "Borrower") and SUMMIT
COMMERCIAL/GIBRALTAR CORP. ("Lender").

                                   BACKGROUND

         1. Pursuant to that certain Loan and Security Agreement dated February 26, 1999 by and between Borrower and Lender (as amended by that certain Amendment to Loan and Security Agreement dated December 17, 1999 and as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), Lender agreed to extend certain credit facilities to Borrower.

         2. Pursuant to that certain letter agreement dated February 11, 2000 (the "Letter Agreement") by and between Relm Wireless and Lender, Lender consented to the issuance by Relm Wireless of eight percent (8%) convertible subordinated notes in an amount totaling Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) (the "Notes"). Funds realized from the sale of the Notes will be used by Relm Wireless to fund the purchase of a land mobile radio product line from Uniden America Corporation (the "Asset Purchase") and to provide working capital.

         3. Borrower and Lender have agreed to amend the Loan Agreement as described herein.

         4. All capitalized terms used herein and not separately defined shall have the meanings provided for such terms in the Loan Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Consent to Issuance of Notes; Use of Debenture Sale Proceeds. Lender hereby consents to the issuance of the Notes and agrees that issuance of the Notes shall not constitute a violation of Section 7.3 of the Loan Agreement. Borrower hereby covenants and agrees that the proceeds of the sale of the Notes shall be applied by Borrower in the following amounts for the following purposes:

            (1) approximately Two Million Dollars ($2,000,000.00) shall be used for the Asset Purchase; and

            (2) approximately One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) shall be used for working capital purposes.

         2. Payment of Notes. Borrower covenants that, if a Default or an Event of Default has occurred and is continuing under the Loan Agreement (or a Default or Event of Default would result therefrom), Borrower shall not make any payment under the Notes.

         3. Consent to Asset Purchase. Lender hereby consents to the Asset Purchase and agrees that the Asset Purchase shall not constitute a violation of
Section 7.7 of the Loan Agreement.


         4. No Liabilities. Borrower represents and warrants that Borrower is not incurring or assuming, either directly or indirectly, any debt or liabilities in connection with the Asset Purchase other than the Notes and those certain liabilities described in that certain Asset Purchase Agreement dated on or about March 10, 2000 by and among Uniden America Corporation, Relm Wireless Corporation and Simmonds Capital Limited (the "Asset Purchase Agreement"). Borrower hereby represents and warrants that the aggregate amount of warranty claims assumed by Borrower under the Asset Purchase Agreement (the "Warranty Claims") will not exceed Three Hundred Fifty Thousand Dollars ($350,000.00). If the aggregate amount of Warranty Claims exceeds Three Hundred Fifty Thousand Dollars ($350,000.00), such event shall constitute and Event of Default under the Loan Agreement.

         5. Financial Covenants. Effective December 31, 1999, Sections 8.1 and
8.2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                           "8.1 Cash Flow Coverage Ratio. Borrower shall have a Cash Flow Coverage Ratio as of the end of each fiscal quarter of Borrower, measured on a cumulative year to date basis, of not less than (a) .14 to 1.0 as of December 31, 1999; (b) .91 to 1.0 as of June 30, 2000; and (c) 1.0 to 1.0 as of each fiscal quarter of Borrower ending thereafter. There shall be no Cash Flow Coverage Ratio requirement for Borrower for the fiscal quarter ending March 31, 2000.

                           8.2 Tangible Net Worth. Borrower shall have a Tangible Net Worth of not less than (a) Six Million Two Hundred Thousand Dollars ($6,200,000.00) as of December 31, 1999; (b) Five Million Six Hundred Thousand Dollars ($5,600,000.00) as of each of March 31, 2000 and June 30, 2000; (c) Six Million Three Hundred Thousand Dollars ($6,300,000.00) as of September 30, 2000; and (d) Seven Million Dollars ($7,000,000.00) as of December 31, 2000 and as of the end of each fiscal quarter of Borrower thereafter."

         6. Letter Agreement. The Letter Agreement and the terms and conditions thereof shall be deemed superseded and replaced by this Amendment and the Letter Agreement shall hereafter be deemed null and void. All issues regarding the issuance of the Notes (including, without limitation, any covenant breaches resulting therefrom) shall be governed by this Agreement.

         7. Amendment Fee. On the date hereof, Borrower shall pay to Lender an amendment fee equal to Twelve Thousand Dollars ($12,000.00), which fee may be charged to the Line.

         8. Additional Documents; Further Assurances. Borrower shall execute and deliver or cause to be executed and delivered to Lender any and all documents, agreements, corporate resolutions, certificates and opinions as Lender shall request in connection with the execution and delivery of this Amendment or any documents in connection herewith, all of which shall be in form and content acceptable to Lender in its sole discretion.

         9. Further Agreements and Representations of Borrower. Borrower does hereby:

            (1) ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and the other Loan Documents are valid, binding and in full force and effect;

            (2) covenant and agree to perform all of its obligations under the Loan Agreement and the other Loan Documents, as amended;


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


            (3) acknowledge and agree that as of the date hereof Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Lender Indebtedness or the enforcement of any of the terms of the Loan Agreement or the other Loan Documents, as amended; (1)

            (4) acknowledge and agree that all representations and warranties of Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

            (5) represent and warrant that no Event of Default exists or will exist upon the delivery of notice, passage of time or both, and all information described in the foregoing Background is true and accurate; and

            (6) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents and does not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to the Lender therein, which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for the Lender Indebtedness.

         10. Costs and Expenses. In addition to the fee set forth in Section 7 hereof, upon execution of this Amendment, Borrower shall pay to Lender all costs and expenses incurred by Lender in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Lender's attorneys' fees and costs.

         11. Inconsistencies. To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect.

         12. Construction. All references to the Loan Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

         13. No Waiver. Nothing contained herein is intended to nor shall it constitute a waiver by Lender of any rights and remedies available to it at law or in equity or as provided in the Loan Agreement or in the Loan Documents.

         14. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first above written.


                                        RELM COMMUNICATIONS, INC.


                                        By:_____________________________________
                                           William P. Kelly, Vice President/CFO



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


(CORPORATE SEAL)


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)
                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                   RELM WIRELESS CORPORATION


                                   By:____________________________________
                                      William P. Kelly, Vice President/CFO
(CORPORATE SEAL)


                                   RXD, INC.


                                   By:____________________________________
                                      William P. Kelly, Vice President/CFO
(CORPORATE SEAL)



                                   SUMMIT COMMERCIAL/GIBRALTAR CORP.


                                   By:____________________________________

                                   Name/Title:____________________________



         The undersigned, intending to be legally bound hereby, acknowledge and agree (a) to the terms of the foregoing Amendment; (b) that the foregoing Amendment shall not in any way adversely affect or impair the obligations of the undersigned to Lender under those certain Surety Agreements from the undersigned to Lender, each dated February 26, 1999, or under any documents in connection therewith or collateral thereto; and (c) that such Surety Agreement and all such other documents are hereby ratified, confirmed and continued as of this 10th day of March, 2000.


EDGO PROPERTIES, INC.


                                   By:____________________________________
                                      William P. Kelly, Vice President/CFO
(CORPORATE SEAL)


                                   RELM COMMUNICATIONS OF FLORIDA, INC.


                                   By:____________________________________
                                      William P. Kelly, Vice President/CFO
(CORPORATE SEAL)



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